As filed with the Securities and Exchange Commission, via EDGAR, on January 12, 1998
                                       Registration No. 333-


                SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549


                            FORM S-8
                     Registration Statement
                             under
                  The Securities Act of 1933


                     Liberty Property Trust
                     ----------------------
     (Exact name of registrant as specified in its charter)


Maryland                                           23-7768996
--------                                           ----------
(State or other jurisdiction of              (I.R.S. Employer
incorporation or organization)             Identification No.)


   65 Valley Stream Parkway, Malvern,  PA           19355
   --------------------------------------           -----
 (Address of principal executive offices)       (Zip Code)


                     Liberty Property Trust
           Amended and Restated Share Incentive Plan
           -----------------------------------------
                    (Full title of the plan)



                    James J. Bowes, Esquire
                 General Counsel and Secretary
                     Liberty Property Trust
                    65 Valley Stream Parkway
                        Malvern, PA 19355
                 -----------------------------
            (Name and address of agent for service)

                         (610) 648-1700
  (Telephone number, including area code, of agent for service)


                            Copies to:

                     Richard A. Silfen, Esquire
              Wolf, Block, Schorr and Solis-Cohen LLP
                   Twelfth Floor Packard Building
                       111 South 15th Street
                      Philadelphia, PA  19102
                           (215) 977-2000


========================================================================
                    CALCULATION OF REGISTRATION FEE

                                Proposed
                                Maximum       Proposed
  Title of                      Offering      Maximum       Amount of
Securities to   Amount to be    Price per     Aggregate    Registration
be Registered   Registered (1)   Share (2)    Offering         Fee (1)
-------------   --------------  ----------   -----------   ------------

Common Shares
of Beneficial
Interest,
$0.001 par
value........     1,933,535      $28.28125   $54,682,786     $16,132
========================================================================

(1) Includes rights (the "Rights") to purchase Series A Junior Participating Shares of Beneficial Interest, $0.0001 par value, of the Registrant. No separate consideration is payable for the Rights. Accordingly, the registration fee for the Rights is included in the registration fee for the Common Shares of Beneficial Interest, $0.001 par value, of the Registrant (the "Common Shares") also registered hereby. Pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement also covers such additional shares as may hereafter be offered or issued to prevent dilution resulting from stock splits, stock dividends, recapitalizations or certain other capital adjustments.

(2) Pursuant to Rules 457(c) and 457(h)(1) under the Securities Act, represents the average of the high and low prices for the Common Shares, as reported on the New York Stock Exchange Composite Tape on January 9, 1998.






INCORPORATION BY REFERENCE

Pursuant to General Instruction E of Form S-8 under the Securities Act, the contents of the Registrant's Registration Statement on Form S-8 (Commission File No. 33-94036) are incorporated herein by reference.


SIGNATURES AND POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Malvern, Commonwealth of Pennsylvania, on this 12th day of January, 1998.

                            LIBERTY PROPERTY TRUST


                            By:  /s/ JOSEPH P. DENNY
                            ---------------------------------
                            Name:  Joseph P. Denny
                            Title  President

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Willard G. Rouse III, Joseph P. Denny and George J. Alburger, Jr., and each of them, the undersigned's true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for the undersigned and in the undersigned's name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement (including, without limitation, post-effective amendments to this Registration Statement), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto either of said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that either of said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities with the Registrant indicated, on the dates indicated.

Signature                    Title                      Date
------------------------     -----------------------    ----------------


/s/ WILLARD G. ROUSE III
---------------------------  Chairman of the            January 12, 1998
Willard G. Rouse III         Board of Trustees and
                             Chief Executive Officer
                             (Principal Executive
                             Officer)


/s/ GEORGE J. ALBURGER, JR.
---------------------------  Chief Financial Officer    January 12, 1998
George J. Alburger, Jr.      (Principal Financial and
                             Accounting Officer)

/s/ FREDERICK F. BUCHHOLZ
---------------------------  Trustee                    January 12, 1998
Frederick F. Buchholz



Signature                    Title                      Date
------------------------     -----------------------    ----------------


/s/ GEORGE F. CONGDON
---------------------------  Trustee                    January 12, 1998
George F. Congdon


/s/ JOSEPH P. DENNY
---------------------------  Trustee                    January 12, 1998
Joseph P. Denny


/s/ J. ANTHONY HAYDEN
---------------------------  Trustee                    January 12, 1998
J. Anthony Hayden


/s/ M. LEANNE LACHMAN
---------------------------  Trustee                    January 12, 1998
M. Leanne Lachman


/s/ DAVID L. LINGERFELT
---------------------------  Trustee                    January 12, 1998
David L. Lingerfelt


/s/ JOHN A. MILLER
---------------------------  Trustee                    January 12, 1998
John A. Miller


/s/ STEPHEN B. SIEGEL
---------------------------  Trustee                    January 12, 1998
Stephen B. Siegel



                         LIBERTY PROPERTY TRUST
                          AMENDED AND RESTATED
                          SHARE INCENTIVE PLAN

                  REGISTRATION STATEMENT ON FORM S-8

EXHIBIT INDEX


Exhibit
  No.      Document

 4 Amended and Restated Share Incentive Plan. (Incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K of the Registrant and Liberty Property Limited Partnership filed with the Commission on June 25, 1997).

 5         Opinion of Weinberg & Green LLC.

23.1       Consent of Ernst & Young, LLP, independent auditors.

23.2       Consent of Fegley & Associates, independent auditors.

23.3       Consent of Weinberg & Green LLC.  (Contained in Exhibit 5).

24 Power of Attorney. (Included on signature pages of this Registration Statement).